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                                                             Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 1, 2000 with respect to the consolidated financial statements of Ophidian Pharmaceuticals, Inc. included in the Registration Statement (Form SB-2 No. 000-00000) and related Prospectus of Hemoxymed, Inc. for the registration of 21,592,731 shares of its common stock.

                                   /s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 14, 2002